Exhibit F-1(d)

                    (LETTERHEAD OF THELEN REID & PRIEST LLP)



                                                               December 26, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


                  Re:      GPU, Inc.
                           Application on Form U-1
                           SEC File No. 70-8593

Ladies and Gentlemen:

                  We have examined Post-Effective Amendment No. 24, dated September 19, 2000, to the Application on Form U-1, dated March 15, 1995, under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by GPU, Inc. ("GPU") and certain of its subsidiaries with the Securities and Exchange Commission ("Commission"), and docketed by the Commission in SEC File No. 70-8593, as amended by Post-Effective Amendment No. 25 thereto, dated October 25, 2000, and as to be amended by Post-Effective Amendment No. 26 thereto, dated this date, of which this opinion is to be a part. (The Application, as so amended and thus to be amended, is hereinafter referred to as the "Application.")

                  The Application now contemplates, among other things, extending until June 30, 2003 the period during which GPU may invest in: (i) one or more subsidiary companies (each, a "Subsidiary Company") which will be engaged in the business of owning interests in and securities of foreign utility companies ("FUCOs") and/or exempt wholesale generators ("EWGs") (each, an "Exempt Entity"), and (ii) Exempt Entities. Such involvement by GPU in Subsidiary Companies and Exempt Entities may take the form of, among other things, direct investments in Subsidiary Company securities ("Subsidiary Securities"), guarantees or other similar undertakings ("Guarantees") by GPU entered into to support obligations of Subsidiary Companies and Exempt Entities and loans evidenced by promissory notes of subsidiary companies ("Subsidiary Company Notes"), and the assumption of liabilities of Subsidiary Companies and Exempt Entities.

                  We have reviewed the opinion of Berlack, Israels & Liberman LLP, dated December 17, 1997 and filed as Exhibit F-1(c) to the Application and the documents, instruments and agreements referenced therein. We have also examined a copy of the Commission's Order dated December 22, 1997, granting the Application, and such other documents, instruments and agreements and have made such further investigation as we have deemed necessary as a basis for this opinion.

                  Members of this firm have acted as counsel to GPU and to its subsidiaries for many years. In such capacity, we have participated in various proceedings relating to GPU and its subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.

                  This opinion is limited to the federal laws of the United States. As to all matters herein which are governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Ryan, Russell, Ogden & Seltzer LLP which is being filed as Exhibit F-2(d) to the Application.

                  We have assumed that (i) each Subsidiary Company will be duly formed and validly existing in accordance with the respective laws of the jurisdiction of incorporation of such Subsidiary Company; (ii) at the time of their issuance and delivery, the Subsidiary Securities, Guarantees and Subsidiary Company Notes will have been duly authorized, executed and delivered by the issuer thereof; (iii) the execution, delivery and performance of each Subsidiary Security, Guarantee and Subsidiary Company Note will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the issuer thereof; (iv) with respect to any Subsidiary Securities, the issuer will have received consideration therefor at least equal to the par or stated value (or equivalent amount) of such security; and (v) GPU will comply with the applicable limitations on guarantees and unsecured debt contained in the credit facilities and guarantees to which it is subject.

                  Based upon and subject to the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Application, we are of the opinion that when the Commission shall have entered an order forthwith granting the Application,

                           (a) all State laws applicable to the proposed transactions will have been complied with,

                           (b)  GPU is validly organized and existing,

                           (c) in the case of Subsidiary Securities which constitute equity securities, such securities will be validly issued, fully paid and nonassessable,

                           (d) in the case of (i) Subsidiary Securities which constitute debt securities, (ii) Subsidiary Company Notes, and (iii) Guarantees, such instruments will be valid and binding obligations of the respective issuers or guarantors thereof in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent transfer,
                        moratorium   or  other   similar  laws   affecting
                        creditors' rights generally and general principles of equity limiting the availability of equitable remedies,

                           (e)  GPU will legally acquire the Subsidiary
                        Securities and Subsidiary Company Notes, and

                           (f) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by GPU or any "associate company" thereof, as defined in the Act.

                  We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.

                                                        Very truly yours,



                                                        Thelen Reid & Priest LLP

                                        3